As filed with the Securities and Exchange Commission on June 9, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Tuniu Corporation

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

Tuniu Building No. 32

Suningdadao, Xuanwu District

Nanjing, Jiangsu Province 210042

The People’s Republic of China

+86 25 8685-3969

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

2014 Share Incentive Plan

(Full title of the plan)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168
(Name and address of agent for service)

Tel: +1 212-947-7200

(Telephone number, including area code, of agent for service)

Copies to:

Mr. Anqiang Chen	Haiping Li, Esq.
Financial Controller	Skadden, Arps, Slate, Meagher & Flom LLP
Tuniu Corporation	JingAn Kerry Centre, Tower II
Tuniu Building No. 32	46th Floor
Suningdadao, Xuanwu District	1539 Nanjing West Road
Nanjing, Jiangsu Province 210042	Shanghai, the People's Republic of China
The People’s Republic of China	+86 21 6193-8200
Telephone: +86 25 8685-3969

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This registration statement on Form S-8 is filed pursuant to General Instruction E to Form S-8 for the purposes of registering an aggregate of 17,542,440 Class A ordinary shares of Tuniu Corporation (the “Registrant”) that have been added to the award pool pursuant to the terms of the 2014 Share Incentive Plan (the “2014 Plan”).

Under the 2014 Plan, the number of shares reserved for future issuances under the 2014 Plan will be increased automatically if and whenever the ordinary shares reserved under the 2014 Plan (exclusive of the total number of shares underlying the options or other awards granted previously that remain outstanding) account for less than 1% of the total then-issued and outstanding ordinary shares on an as-converted basis, and the ordinary shares reserved under the 2014 Plan immediately after each such increase shall equal to 5% of the then-issued and outstanding ordinary shares on an as-converted basis (the “Evergreen Provision”). Pursuant to the Evergreen Provision, the maximum aggregate number of shares which may be issued under the 2014 Plan increased automatically by an aggregate of 54,006,703 Class A ordinary shares in December 2014, August 2015, December 2016 and April 2023, respectively. As of the date of this registration statement, the maximum aggregate number of shares which may be issued under the 2014 Plan is 59,506,703 Class A ordinary shares. The newly added 17,542,440 Class A ordinary shares are being registered on this registration statement. In accordance with General Instruction E to Form S-8, the contents of the registration statements on Form S-8 (File No. 333-198111, No. 333-251283), as filed with the Securities and Exchange Commission (the “Commission”) on August 13, 2014 and December 11, 2020, respectively, are incorporated herein by reference, except as otherwise set forth herein.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents previously filed by the Registrant with the Commission are incorporated by reference herein:

(a)	The Registrant’s annual report on Form 20-F for the year ended December 31, 2022, filed with the Commission on April 27, 2023; and

(b)	The description of the Registrant’s Class A ordinary shares set forth under “Description of Share Capital” in the Registrant’s registration statement on Form F-1, as amended (File No. 333-195075), initially filed with the Commission on April 4, 2021, including any amendment and report subsequently filed for the purpose of updating that description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference in this registration statement will be deemed to be modified or superseded to the extent that a statement contained in this registration statement or in any other later filed document that also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this registration statement.

Item 8.	Exhibits

See the Index to Exhibits attached hereto.

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EXHIBIT INDEX

Exhibit Number	Description

4.1	Fifth amended and restated memorandum and articles of association of the Registrant (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form F-1(file no. 333-195075), as amended, initially filed with the Securities and Exchange Commission on April 4, 2014).

4.2	Registrant’s specimen certificate for Class A ordinary shares (incorporated herein by reference to Exhibit 4.2 to the registration statement on Form F-1(file no. 333-195075), as amended, initially filed with the Securities and Exchange Commission on April 4, 2014)

4.3	Form of Amended and Restated Deposit Agreement among the Registrant, the depositary and holders of the American Depositary Receipts (incorporated herein by reference to Exhibit 99.(A) to the Post-Effective Amendment No. 1 to the F-6 Registration Statement (File No. 333-195515), filed with the Security and Exchange Commission on December 1, 2020)

5.1*	Opinion of Travers Thorp Alberga, regarding the legality of the Class A ordinary shares being registered

10.1	2008 incentive compensation plan (incorporated herein by reference to Exhibit 10.1 to the registration statement on Form F-1(file no. 333-195075), as amended, initially filed with the Securities and Exchange Commission on April 4, 2014)

10.2	2014 share incentive plan (incorporated herein by reference to Exhibit 10.2 to the registration statement on Form F-1(file no. 333-195075), as amended, initially filed with the Securities and Exchange Commission on April 4, 2014)

23.1*	Consent of PricewaterhouseCoopers Zhong Tian LLP

23.2	Consent of Travers Thorp Alberga (included in Exhibit 5.1)

24.1*	Powers of Attorney (included on signature page hereto)

107.1*	Filing Fee Table

* Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Nanjing, China, on June 9, 2023.

Tuniu Corporation

By:	/s/ Dunde Yu
	Name:	Dunde Yu
	Title:	Chairman of the Board of Directors and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, severally and not jointly, each of Mr. Dunde Yu and Mr. Anqiang Chen, with full power to act alone, as his or her true and lawful attorney-in-fact, with the power of substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title

/s/ Dunde Yu	Director and Chief Executive Officer
Dunde Yu	(Principal Executive Officer)

/s/ Kan Wang	Director
Kan Wang

/s/ Kun Li	Director
Kun Li

/s/ Haifeng Yan	Director
Haifeng Yan

/s/ Frank Lin	Director
Frank Lin

/s/ Onward Choi	Director
Onward Choi

/s/ Jack Xu	Director
Jack Xu

/s/ Jie Chen	Director
Jie Chen

/s/ Haijin Cheng	Director
Haijin Cheng

/s/ Anqiang Chen	Financial Controller
Anqiang Chen	(Principal Financial and Accounting Officer)

SIGNATURE OF AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the Securities Act, as amended, the undersigned, the duly authorized representative in the United States of Tuniu Corporation, has signed this registration statement or amendment thereto in New York, New York, the United States, on June 9, 2023.

Authorized U.S. Representative
Cogency Global Inc.

By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Senior Vice President